Exhibit 99.1

NETSCOUT Reports Financial Results for Fourth Quarter and Fiscal Year 2018

WESTFORD, Mass.--(BUSINESS WIRE)--May 3, 2018--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced financial results for its fourth quarter and fiscal year ended March 31, 2018.

“Due to improved gross margins and lower operating costs, we delivered a reasonably good EPS performance against our January 2018 guidance despite revenue that approached the lower end of our targets,” stated Anil Singhal, NETSCOUT’s president and CEO. “Despite the difficult market conditions in the service provider customer segment, we’ve seen good adoption of our software-based real-time information platform, which contributed to higher gross margins. In the enterprise customer segment, we are seeing increasing interest in some of our newest offerings that provide seamless workflows into infrastructure performance as well as greater application visibility across traditional data center, private and public clouds, and hybrid environments.”

Singhal concluded, “We expect that orders for our next-generation, software-based instrumentation and analytic offerings will continue ramping over the coming quarters as we also introduce new capabilities that will enable us to address broader security and big data analytics requirements. We are also advancing plans that we believe will help us further recalibrate our cost structure in ways that can help us improve our underlying operating profitability without compromising our ability to capitalize on near-term and longer-term growth opportunities. As we move forward, we remain confident in our product and go-to-market strategies.”

Notable fourth-quarter and recent operational highlights include:

  In late-February, NETSCOUT announced that it was selected by VodafoneZiggo to support its Network Function Virtualization (NFV) transformation. This win underscores why over two dozen other service providers are currently deploying the Company’s NFV solutions in their networks. NETSCOUT also showcased its solutions to service providers at Mobile World Congress that support ongoing innovation in 4G network technology as well as emerging 5G network architectures.
  NETSCOUT’s ongoing involvement in supporting industry standards was demonstrated several weeks ago when the Company announced that it had joined the Linux Foundation Networking (LFN) ecosystem, which encompasses OpenDaylight, OPNFV, ONAP, FD.io, PNDA and SNAS. Through membership in LFN, NETSCOUT will be able to collaborate with the open source community with its virtualized visibility instrumentation and smart data solutions that deliver actionable metadata and KPIs, driving network and services automation.
  In mid-March, NETSCOUT announced enhancements to nGeniusPULSE with new capabilities that extend infrastructure monitoring into VMware virtual infrastructures as well as Wi-Fi infrastructures.
  Recognition of the Company’s technology leadership and innovation continues to build. In early April, Network Computing selected both NETSCOUT’s LinkRunner G2TM Smart Network Tester and Aircheck G2TM Wireless Network Tester as a Bench Tested Product of the Year.
  In mid-April, NETSCOUT announced a new version of its distributed denial of service (DDoS) mitigation solution, the Arbor TMS HD1000, that more than doubles mitigation capacity over the previous version, delivering a 40% reduction in the cost per gigabit of protection delivered. Also last month, NETSCOUT announced that the Brazilian Network Information Centre selected Arbor DDoS solutions to strengthen its Network Operations Center defense capabilities to protect its infrastructure against service disrupting Distributed Denial of Service (DDoS) attacks.
  Last week, two new independent directors were appointed to the Company’s Board. Mr. Alfred Grasso, who served as president and CEO of the MITRE Corporation from July 2006 until February 2017, was appointed as a Class I Director and will be eligible for election at the 2018 annual meeting of stockholders to serve a full three-year term. Ms. Susan L. Spradley, currently a partner in the Tap Growth Group and CEO of Motion Intelligence, Inc., was appointed as a Class III Director and will be eligible for election when this initial term expires at the 2020 annual meeting of stockholders. The appointments of Mr. Grasso and Ms. Spradley increase the size of the Board to nine members from seven. Detailed biographies on each new director are available online at https://www.netscout.com/company/board-of-directors.
  NETSCOUT plans to hold its annual user conference and technology summit, Engage18, on May 14 through May 17 in Dallas, Texas.

Q4 FY18 Financial Results
Total revenue (GAAP) for the fourth quarter of fiscal year 2018 was $235.2 million, compared with $318.9 million in the same quarter one year ago. Non-GAAP total revenue for the fourth quarter of fiscal year 2018 was $238.5 million, compared with $327.2 million in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP) for the fourth quarter of fiscal year 2018 was $128.8 million, which was approximately 55% of total revenue. This compares with product revenue (GAAP) of $210.1 million in the prior fiscal year’s fourth quarter, which was approximately 66% of total revenue. On a non-GAAP basis, product revenue for the fourth quarter of fiscal year 2018 was $129.8 million, which was approximately 54% of total non-GAAP revenue. This compares with fourth-quarter fiscal year 2017 non-GAAP product revenue of $213.7 million, which was approximately 65% of total non-GAAP revenue.

Service revenue (GAAP) for the fourth quarter of fiscal year 2018 was $106.4 million, or approximately 45% of total revenue, compared with $108.9 million in the same period one year ago, or 34% of total GAAP revenue. Non-GAAP service revenue for fiscal year 2018’s fourth quarter was $108.7 million, which was approximately 46% of total non-GAAP revenue, compared with $113.5 million in the year-ago quarter, or approximately 35% of total non-GAAP revenue.

NETSCOUT’s loss from operations (GAAP) was $7.5 million in the fourth quarter of fiscal year 2018 versus income from operations (GAAP) of $38.7 million in the same quarter one year ago. The Company’s fourth-quarter fiscal year 2018 operating profit margin (GAAP) was -3.2% versus 12.1% in fiscal year 2017’s fourth quarter. Fourth-quarter fiscal year 2018 non-GAAP EBITDA from operations was $51.5 million, or 21.6% of total non-GAAP quarterly revenue, compared with non-GAAP EBITDA from operations of $98.7 million, or 30.2% of total non-GAAP quarterly revenue, in the fourth quarter of fiscal year 2017. Fourth-quarter fiscal year 2018 non-GAAP income from operations was $42.5 million and the non-GAAP operating margin was 17.8%. This compares with non-GAAP income from operations of $89.9 million and a non-GAAP operating margin of 27.5% in the fourth quarter of fiscal year 2017.

Net income (GAAP) for the fourth quarter of fiscal year 2018 was $16.8 million, or $0.20 per share (diluted), versus net income (GAAP) of $22.3 million, or $0.24 per share (diluted), for the fourth quarter of fiscal year 2017. On a non-GAAP basis, net income for fiscal year 2018’s fourth quarter was $30.1 million, or $0.36 per share (diluted), compared with non-GAAP net income of $60.6 million, or $0.65 per share (diluted), for the same quarter one year ago.

As of March 31, 2018, cash and cash equivalents, and short and long-term marketable securities were $447.8 million, compared with $383.0 million as of December 31, 2017 and $464.7 million as of March 31, 2017.

During the fourth quarter of fiscal year 2018, NETSCOUT began executing a $300 million Accelerated Share Repurchase (ASR), under which 7,387,862 shares of NETSCOUT common stock were delivered to the Company on February 2, 2018. The shares delivered represent approximately 70 percent of the total number of shares of the Company’s common stock expected to be repurchased under the ASR. The cost of the initial delivery of shares was approximately $210 million, or $28.43 per share. The final number of shares to be repurchased is dependent upon the average of the daily volume-weighted average stock prices of the Company’s common stock during the term of the ASR, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR. Of the initial delivery of shares, 970,650 shares were repurchased under NETSCOUT’s prior 20 million share repurchase program that was authorized in 2015. The remainder of the shares delivered were executed under NETSCOUT’s previously disclosed 25 million share repurchase program.

FY18 Financial Results

  For fiscal year 2018, total revenue (GAAP) was $986.8 million versus total revenue (GAAP) of $1.162 billion in fiscal year 2017. Fiscal year 2018 non-GAAP total revenue was $999.3 million versus $1.2 billion in fiscal year 2017.
  Product revenue (GAAP) in fiscal year 2018 was $546.1 million, compared with $735.5 million in fiscal year 2017. Non-GAAP product revenue in fiscal year 2018 was $549.2 million versus $753.8 million in fiscal year 2017.
  Fiscal year 2018 service revenue (GAAP) was $440.7 million versus $426.6 million in fiscal year 2017. Fiscal year 2018 non-GAAP service revenue was $450.1 million compared with $446.1 million in fiscal year 2017.
  NETSCOUT’s fiscal year 2018 loss from operations (GAAP) was $4.1 million versus fiscal year 2017 operating income (GAAP) of $62.1 million. The Company’s operating margin (GAAP) for the fiscal year 2018 was -0.4% versus 5.3% for fiscal year 2017. Fiscal year 2018 non-GAAP EBITDA from operations was $220.9 million, or 22.1% of non-GAAP total annual revenue. This compares with non-GAAP EBITDA from operations of $309.5 million, or 25.8% of non-GAAP total annual revenue, in fiscal year 2017. The Company’s non-GAAP operating income for fiscal year 2018 was $183.4 million with a non-GAAP operating margin of 18.4%, compared with fiscal year 2017 non-GAAP operating income of $275.4 million and a non-GAAP operating margin of 23.0%.
  For fiscal year 2018, NETSCOUT’s net income (GAAP) was $79.8 million, or $0.90 per share (diluted), compared with net income (GAAP) of $33.3 million, or $0.36 per share (diluted) for fiscal year 2017. Non-GAAP net income for fiscal year 2018 was $124.7 million, or $1.41 per share (diluted), compared with $178.5 million, or $1.92 per share (diluted) for fiscal year 2017.
  During fiscal year 2018, NETSCOUT repurchased a total of 13,190,650 shares of its common stock at an average price of $31.08 per share, totaling approximately $410.0 million in the aggregate. This total includes 7,387,862 shares initially delivered on February 2, 2018 as part of the ASR.

Guidance:
NETSCOUT adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended (commonly referred to as ASC 606) on April 1, 2018. The adoption of ASC 606 is currently expected to result in a reduction to NETSCOUT’s fiscal year 2019 GAAP revenue of approximately $26 million. The Company’s guidance reflects the anticipated impact of this transition against fiscal year 2018 results, which were accounted for under the legacy revenue recognition standard, ASC 605. For fiscal year 2019, NETSCOUT is providing the following guidance:

  The Company’s fiscal year 2019 GAAP revenue performance is expected to range from a low single-digit decline to low single-digit growth on a percentage change basis from fiscal year 2018 GAAP revenue of $986.8 million. The Company’s fiscal year 2019 non-GAAP revenue performance is expected to range from a low single-digit decline to low single-digit growth from fiscal year 2018 non-GAAP revenue of $999.3 million. The Company’s GAAP and non-GAAP guidance includes the aforementioned anticipated negative impact of approximately $26 million resulting from the adoption of ASC 606.
    Under the legacy ASC 605 standard, the Company’s GAAP revenue guidance range would equate to low single-digit to mid single-digit revenue growth on a percentage change basis over fiscal year 2018 GAAP revenue. Under the legacy ASC 605 standard, the Company’s non-GAAP revenue guidance range would equate to roughly flat revenue with fiscal year 2018 non-GAAP revenue to low single-digit growth over fiscal year 2018 non-GAAP revenue on a percentage change basis.
    NETSCOUT expects improving product revenue growth over the course of fiscal year 2019.
  The Company’s fiscal year 2019 GAAP net income per share (diluted) is expected to decline within a range of 115 percent to 165 percent on a percentage change basis from fiscal year 2018 GAAP net income per share (diluted) of $0.90. The Company’s fiscal year 2019 non-GAAP net income per share (diluted) performance is expected to range from a decline of approximately 20 percent to low double-digit growth over fiscal year 2018 non-GAAP net income per share (diluted) of $1.41.
    Under the legacy ASC 605 standard, the Company’s GAAP net income per share (diluted) guidance would equate to a decline in the range of 90 percent to 140 percent from fiscal year 2018’s GAAP net income per share (diluted). Under the legacy ASC 605 standard, the non-GAAP net income per share (diluted) guidance would equate to a low single-digit decline from fiscal year 2018’s non-GAAP net income to approximately 30 percent growth over fiscal year 2018 on a percentage change basis.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

Conference Call Instructions:
NETSCOUT will host a conference call to discuss its fourth-quarter and fiscal year-end 2018 financial results, its near-term outlook and related fiscal year 2019 guidance, and other business matters today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing (785) 424-1877. The conference call ID is NTCTQ418. A replay of the call will made be available after 12:00 p.m. ET on May 3 for approximately one week. The number for the replay is (800) 374-0934 for U.S./Canada and (402) 220-0680 for international callers.

Use of Non-GAAP Financial Information:
To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations, non-GAAP EBITDA from operations margin, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, as well as revenue impacted by the amortization of intangible assets. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, restructuring charges, expenses related to the implementation of a new accounting standard, and certain expenses relating to acquisitions including depreciation costs, compensation for post-combination services and business development and integration costs. Non-GAAP EBITDA from operations, which has been presented herein as a measure of NETSCOUT’s performance, includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects in addition to the provisional one-time impacts of the U.S. Tax Cuts and Jobs Act. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating profit, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT
NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate, and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability, and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor
Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to fiscal year 2019 guidance, the expectation that orders for next-generation products will continue ramping over the coming quarters, the introduction of new capabilities to address broader security and big data requirements, our plans that we believe will help us recalibrate our cost structure to help improve underlying profitability without compromising our ability to capitalize on near-term and longer-term growth opportunities, our confidence in our product and go-to-market strategies and the anticipated benefits from our membership in the LFN ecosystem, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and the Company’s subsequent Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2018 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Revenue:
Product	$128,845	$210,059	$546,127	$735,531
Service	106,379	108,861	440,660	426,581
Total revenue	235,224	318,920	986,787	1,162,112

Cost of revenue:
Product	39,513	66,232	164,526	238,002
Service	27,078	26,685	107,379	108,137
Total cost of revenue	66,591	92,917	271,905	346,139

Gross profit	168,633	226,003	714,882	815,973

Operating expenses:
Research and development	53,314	53,020	215,076	232,701
Sales and marketing	72,639	87,122	312,536	328,628
General and administrative	27,079	27,444	109,479	118,438
Amortization of acquired intangible assets	21,738	17,495	76,640	70,141
Restructuring charges	1,388	2,271	5,209	4,001
Total operating expenses	176,158	187,352	718,940	753,909

Income (loss) from operations	(7,525)	38,651	(4,058)	62,064
Interest and other expense, net	(5,036)	(1,797)	(14,601)	(9,879)

Income (loss) before income tax benefit	(12,561)	36,854	(18,659)	52,185
Income tax expense (benefit)	(29,378)	14,544	(98,471)	18,894
Net income	$16,817	$22,310	$79,812	$33,291

Basic net income per share	$0.20	$0.24	$0.91	$0.36
Diluted net income per share	$0.20	$0.24	$0.90	$0.36
Weighted average common shares outstanding used in computing:
Net income per share - basic	82,655	91,882	87,425	92,226
Net income per share - diluted	83,359	92,801	88,261	92,920

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	March 31,	March 31,
	2018	2017

Assets
Current assets:
Cash, cash equivalents and marketable securities	$447,762	$442,772
Accounts receivable and unbilled costs, net	213,438	294,374
Inventories	34,774	40,002
Prepaid expenses and other current assets	56,434	77,318

Total current assets	752,408	854,466

Fixed assets, net	52,511	61,393
Goodwill and intangible assets, net	2,544,138	2,649,431
Long-term marketable securities	-	21,933
Other assets	19,551	14,290

Total assets	$3,368,608	$3,601,513

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$30,133	$37,407
Accrued compensation	46,552	77,607
Accrued other	34,690	34,579
Deferred revenue and customer deposits	301,925	310,594

Total current liabilities	413,300	460,187

Other long-term liabilities	8,308	8,765
Deferred tax liability	151,563	277,599
Accrued long-term retirement benefits	35,246	32,117
Long-term deferred revenue	91,409	86,595
Long-term debt	600,000	300,000

Total liabilities	1,299,826	1,165,263

Stockholders' equity:
Common stock	117	116
Additional paid-in capital	2,665,120	2,693,846
Accumulated other comprehensive income (loss)	2,895	(3,472)
Treasury stock, at cost	(995,843)	(570,921)
Retained earnings	396,493	316,681

Total stockholders' equity	2,068,782	2,436,250

Total liabilities and stockholders' equity	$3,368,608	$3,601,513

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2018	2017	2017	2018	2017

Product Revenue (GAAP)	$128,845	$210,059	$153,179	$546,127	$735,531
Product deferred revenue fair value adjustment	910	797	719	3,064	6,786
Amortization of acquired intangible assets (2)	2	2,842	3	9	11,439
Non-GAAP Product Revenue	$129,757	$213,698	$153,901	$549,200	$753,756

Service Revenue (GAAP)	$106,379	$108,861	$115,765	$440,660	$426,581
Service deferred revenue fair value adjustment	2,328	4,678	2,345	9,409	19,476
Non-GAAP Service Revenue	$108,707	$113,539	$118,110	$450,069	$446,057

Revenue (GAAP)	$235,224	$318,920	$268,944	$986,787	$1,162,112
Product deferred revenue fair value adjustment	910	797	719	3,064	6,786
Service deferred revenue fair value adjustment	2,328	4,678	2,345	9,409	19,476
Amortization of acquired intangible assets (2)	2	2,842	3	9	11,439
Non-GAAP Revenue	$238,464	$327,237	$272,011	$999,269	$1,199,813

Gross Profit (GAAP)	$168,633	$226,003	$204,435	$714,882	$815,973
Product deferred revenue fair value adjustment	910	797	719	3,064	6,786
Service deferred revenue fair value adjustment	2,328	4,678	2,345	9,409	19,476
Share-based compensation expense (1)	1,579	1,116	1,588	5,983	4,890
Amortization of acquired intangible assets (2)	9,468	13,140	9,314	37,332	53,455
Business development and integration expense (3)	-	217	(405)	244	398
Compensation for post-combination services (5)	-	-	-	-	552
Acquisition related depreciation expense (6)	34	44	33	145	240
Non-GAAP Gross Profit	$182,952	$245,995	$218,029	$771,059	$901,770

Income (Loss) from Operations (GAAP)	$(7,525)	$38,651	$38,261	$(4,058)	$62,064
Product deferred revenue fair value adjustment	910	797	719	3,064	6,786
Service deferred revenue fair value adjustment	2,328	4,678	2,345	9,409	19,476
Share-based compensation expense (1)	12,063	8,918	12,425	47,317	39,189
Amortization of acquired intangible assets (2)	31,206	30,635	27,535	113,972	123,596
Business development and integration expense (3)	112	3,185	(2,335)	2,689	12,083
New standard implementation expense (4)	1,296	-	903	2,630	-
Compensation for post-combination services (5)	242	238	225	1,108	5,076
Restructuring charges	1,388	2,271	3,363	5,209	4,001
Acquisition related depreciation expense (6)	498	555	498	2,057	3,136
Non-GAAP Income from Operations	$42,518	$89,928	$83,939	$183,397	$275,407

Net Income (GAAP)	$16,817	$22,310	$89,685	$79,812	$33,291
Product deferred revenue fair value adjustment	910	797	719	3,064	6,786
Service deferred revenue fair value adjustment	2,328	4,678	2,345	9,409	19,476
Share-based compensation expense (1)	12,063	8,918	12,425	47,317	39,189
Amortization of acquired intangible assets (2)	31,206	30,635	27,535	113,972	123,596
Business development and integration expense (3)	112	3,185	(2,335)	2,689	12,083
New standard implementation expense (4)	1,296	-	903	2,630	-
Compensation for post-combination services (5)	242	238	225	1,108	5,076
Restructuring charges	1,388	2,271	3,363	5,209	4,001
Acquisition related depreciation expense (6)	498	555	498	2,057	3,136
Other income	(57)	(426)	-	(57)	(426)
Income tax adjustments (7)	(36,685)	(12,584)	(74,640)	(142,546)	(67,662)
Non-GAAP Net Income	$30,118	$60,577	$60,723	$124,664	$178,546

Diluted Net Income Per Share (GAAP)	$0.20	$0.24	$1.02	$0.90	$0.36
Share impact of non-GAAP adjustments identified above	0.16	0.41	(0.33)	0.51	1.56
Non-GAAP Diluted Net Income Per Share	$0.36	$0.65	$0.69	$1.41	$1.92

Shares used in computing non-GAAP diluted net income per share	83,359	92,801	87,860	88,261	92,920

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2018	2017	2017	2018	2017
(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$352	$218	$301	$1,159	$934
Cost of service revenue	1,227	898	1,287	4,824	3,956
Research and development	3,891	2,401	3,730	14,711	12,362
Sales and marketing	3,600	3,119	4,022	15,213	12,823
General and administrative	2,993	2,282	3,085	11,410	9,114
Total share-based compensation expense	$12,063	$8,918	$12,425	$47,317	$39,189

(2) Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
Total revenue adjustment	$2	$2,842	$3	$9	$11,439
Cost of product revenue	9,466	10,298	9,311	37,323	42,016
Operating expenses	21,738	17,495	18,221	76,640	70,141
Total amortization expense	$31,206	$30,635	$27,535	$113,972	$123,596

(3) Business development and integration expense included in these amounts is as follows:
Cost of product revenue	$-	$108	$(107)	$226	$289
Cost of service revenue	-	109	(298)	18	109
Research and development	-	21	(661)	61	32
Sales and marketing	-	271	(620)	357	312
General and administrative	112	2,676	(649)	2,027	11,341
Total business development and integration expense	$112	$3,185	$(2,335)	$2,689	$12,083

(4) New standard implementation expense included in these
amounts is as follows:
General and administrative	$1,296	$-	$903	$2,630	$-
Total new standard implementation expense	$1,296	$-	$903	$2,630	$-

(5) Compensation for post-combination services included in these amounts is as follows:
Cost of product revenue	$-	$-	$-	$-	$156
Cost of service revenue	-	-	-	-	396
Research and development	209	184	193	911	1,964
Sales and marketing	12	54	13	140	1,786
General and administrative	21	-	19	57	774
Total compensation for post-combination services	$242	$238	$225	$1,108	$5,076

(6) Acquisition related depreciation expense included in these amounts is as follows:
Cost of product revenue	$14	$27	$13	$69	$139
Cost of service revenue	20	17	20	76	101
Research and development	306	343	307	1,268	2,047
Sales and marketing	42	54	42	182	321
General and administrative	116	114	116	462	528
Total acquisition related depreciation expense	$498	$555	$498	$2,057	$3,136

(7) Total income tax adjustment included in these
amounts is as follows:
Tax effect of non-GAAP adjustments above	$(36,685)	$(12,584)	$(74,640)	$(142,546)	$(67,662)
Total income tax adjustments	$(36,685)	$(12,584)	$(74,640)	$(142,546)	$(67,662)

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2018	2017	2017	2018	2017

Income (loss) from operations (GAAP)	$(7,525)	$38,651	$38,261	$(4,058)	$62,064
Previous adjustments to determine non-GAAP income from operations	50,043	51,277	45,678	187,455	213,343
Non-GAAP Income from operations	42,518	89,928	83,939	183,397	275,407

Depreciation excluding acquisition related	8,940	8,784	9,617	37,474	34,131

Non-GAAP EBITDA from operations	$51,458	$98,712	$93,556	$220,871	$309,538

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(In millions, except net income per share - diluted)

	FY'18	FY'19	606 Adjustment	FY'19 (605 Comparison)
GAAP revenue	$986.8	Low single-digit decline to low single-digit growth	~ ($26)	Low single-digit to mid single-digit growth
Deferred service revenue fair value adjustment	$9.4	~$1 million to ~$2 million		~$1 million to ~$2 million
Deferred product revenue fair value adjustment	$3.1	~$0 million		~$0 million
Amortization of intangible assets	$-	-		-
Non-GAAP revenue	$999.3	Low single-digit decline to low single-digit growth	~ ($26)	Flat to low single-digit growth

	FY'18	FY'19		FY'19 (605 Comparison)
GAAP Net Income	$79.8	(~160%) decline to (~115%) decline	~ ($19)	(~135%) decline to (~90%) decline
Deferred service revenue fair value adjustment	$9.4	~$1 million		~$1 million
Deferred product revenue fair value adjustment	$3.1	~$0 million		~$0 million
Amortization of intangible assets	$114.0	~$128 million		~$128 million
Share-based compensation expenses	$47.3	~$49 million to ~$51 million		~$49 million to ~$51 million
Business development & integration expenses*	$5.9	~$2 million to ~$3 million		~$2 million to ~$3 million
New accounting standard implementation	$2.6	-		-
Restructuring costs	$5.2	~$2 million		~$2 million
Other income	$(0.1)	-		-
Total Adjustments	$187.4	~$182 million to ~$185 million		~$182 million to ~$185 million
Related impact of adjustments on income tax	$(142.6)	(~$45 million to ~$46 million)		(~$45 million to ~$46 million)
Non-GAAP Net Income	$124.6	(~25%) decline to low single-digit growth	~ ($19)	Low double-digit decline to mid teens growth

GAAP net income per share (diluted)	$0.90	(~165%) decline to (~115%) decline	~ ($0.24)	(~140%) decline to (~90%) decline
Non-GAAP net income per share (diluted)	$1.41	(~20%) decline to low double-digit growth	~ ($0.24)	Low single-digit decline to ~30% growth

Average Weighted Shares Outstanding (diluted GAAP)	88.3	79.3 million		79.3 million
Average Weighted Shares Outstanding (diluted Non-GAAP)	88.3	80.0 million		80.0 million

*Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense

CONTACT:
NETSCOUT SYSTEMS, INC.
Investors
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com
or
Media
Donna Candelori, 408-571-5226
Director, Corporate Communications
Donna.Candelori@netscout.com